As filed with the Securities and Exchange Commission on March 28, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Rural Utilities
Cooperative Finance Corporation

(Exact name of registrant as specified in its charter)

District of Columbia	52-0891669
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

20701 Cooperative Way

Dulles, Virginia 20166

(703) 467-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roberta B. Aronson, General Counsel

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, Virginia 20166

(703) 467-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Schaberg
Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004-1109

(202) 637-5671

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum Aggregate offering price	Amount of registration fee(3)
Variable Denomination Floating Rate Demand Notes	$3,000,000,000	100%	$3,000,000,000	$0

(1)	This registration statement covers all investments in the Variable Denomination Floating Rate Demand Notes up to $20 billion, with the registration fee based on the aggregate principal amount of such notes outstanding from this offering not exceeding $3 billion at a particular time. All $3 billion of the notes registered hereunder were previously registered on Registration Statement No. 333-210526 filed on March 31, 2016 (the “Prior Registration Statement”). This registration statement is being filed solely to replace the Prior Registration Statement that is scheduled to expire on March 31, 2019 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement.
(2)	Estimated solely for the purpose of determining the amount of the registration fee.
(3)	Registration fees for up to $3 billion aggregate principal amount of notes were paid previously by the registrant in connection with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, these fees are being carried forward and, accordingly, no filing fee is paid herewith.

National Rural Utilities

Cooperative Finance Corporation

VARIABLE DENOMINATION
FLOATING RATE DEMAND NOTES

OFFERED AS SET FORTH HEREIN PURSUANT TO THE
CFC DAILY LIQUIDITY PROGRAM

National Rural Utilities Cooperative Finance Corporation (“CFC”) offers its Variable Denomination Floating Rate Demand Notes (the “Notes”) pursuant to the CFC Daily Liquidity Program (the “Daily Liquidity Program”). The Notes pay interest at a floating rate. CFC files pricing supplements with the Securities and Exchange Commission (“SEC”) that disclose the then-current interest rate on the Notes.

Key aspects of the Daily Liquidity Program are:

•	CFC will set interest rates with respect to the Notes daily based on prevailing market conditions. When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate. Interest accrues daily and will be calculated based on a 365-day year. Interest will be paid monthly.

•	You may redeem your Notes at any time, provided that same day redemption requires that CFC receive notification of redemption no later than 11:00 a.m. Eastern time.

•	The aggregate principal amount of Notes outstanding from this offering at any one time shall not exceed $3 billion.

Key factors to consider before investing include:

•	Your investment is not a deposit or other bank account and is not insured by the Federal Deposit Insurance Corporation or any other insurance or governmental or non-governmental agency.

•	The Notes are not an investment in a money market mutual fund and are not subject to the requirements of the Investment Company Act of 1940, as amended (including requirements relating to diversification and quality of investments).

•	The Notes are unsecured obligations of CFC and only CFC’s unpledged or unencumbered assets may be available to pay the principal of and interest on the Notes along with all other unsecured obligations of CFC. It is possible for you to lose some or all of your investment in the Notes, including accrued interest, if CFC is unable to pay its debts, becomes bankrupt or seeks creditor protection.

•	The Notes are not transferable.

The Notes will rank equally and ratably with all other unsecured senior debt of CFC. At November 30, 2018, CFC had outstanding senior debt of $22.7 billion, of which $7.9 billion was unsecured, and $0.8 billion of guarantees of indebtedness of others.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2019

ABOUT THIS PROSPECTUS

To understand the terms of the Notes offered by this prospectus, you should carefully read this prospectus and any pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation by Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or “the Company”, also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

We have not authorized anyone to provide information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these Notes in any state or jurisdiction where such offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover, regardless of time of delivery of this prospectus or any sale of the Notes.

SUMMARY

This section summarizes the terms of the Notes that are described in greater detail below under “Description of CFC Daily Liquidity Program.” You should read this more detailed description together with the information contained in other parts of this prospectus, as well as the applicable pricing supplements relating to the Notes.

Issuer	National Rural Utilities Cooperative Finance Corporation. Title Variable Denomination Floating Rate Demand Notes.

Amount	Up to $20,000,000,000 aggregate principal amount (up to $3,000,000,000 aggregate principal amount of Notes outstanding at any particular time).

Ranking	The Notes are unsecured and unsubordinated obligations of CFC and will rank equally and ratably with all other unsecured senior indebtedness of CFC.

Minimum Investment	$50,000.

Maturity	The Notes have no stated maturity. The Notes are demand investments redeemable in whole or in part on any CFC business day at the option of the holder. CFC reserves the right to redeem the Notes of any holder, in whole or in part, at any time at its option.

Interest	The Notes earn interest at a floating rate per annum. The floating interest rate is subject to daily adjustment by CFC. When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate. Interest will accrue on a daily basis and be calculated on a 365-day year.

Form of Notes	The Notes are issued as one or more global securities held by U.S. Bank National Association. Book-entry records for each investor are maintained by CFC.

Transferability	The Notes are not assignable or transferable.

Trustee	U.S. Bank National Association.

Not Insured or Diversified	The Notes are not deposits or other bank accounts and are not insured by the Federal Deposit Insurance Corporation or any other insurance or governmental agency. The Notes are not issued by and do not constitute an investment in a money market mutual fund, which is a diversified fund consisting of investments in short-term debt securities of many different issuers.

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RISK FACTORS

Your investment in the Notes involves certain risks. The Notes are not an appropriate investment for you if you do not understand the terms of the Notes or financial matters generally. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following risks relating to the Notes, together with the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2018, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K or in any supplement to this prospectus. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving the Notes.

CFC’s Credit Ratings May Not Reflect All Risks of an Investment in the Notes. While the Notes are not specifically rated, certain of our unsecured debt is rated by Fitch Ratings Inc., Moody’s Investor Service and S&P Global Inc., each of which is designated as a nationally recognized statistical rating organization by the SEC.

A credit rating reflects an assessment by the rating agency of the credit risk associated with particular securities we issue, based on information provided by us, and other sources. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating company risk, and therefore ratings should be evaluated independently for each rating agency. The credit ratings of CFC may not reflect all risks related to the Notes.

The Interest Rate Paid on the Notes May Not Bear Any Relation to the Investment Risk. The interest rate paid on investments in the Notes, which is subject to change daily, may not provide a basis for comparison with bank deposits or money market funds, which may use different methods of calculating yield, or other investments which pay a fixed yield for a stated period of time. The interest rate also does not necessarily bear any relation to the risks associated with or change in the creditworthiness, credit rating or financial condition of CFC and may not compensate you for any increase in credit risk of investments in the Notes.

The Notes Are Not a Diversified Investment. The Notes are not an investment in a money market mutual fund holding diversified investments in the securities of many companies. Only the assets of CFC that have not been encumbered, sold or securitized are available to pay the principal of and interest on the Notes. Because the Notes are unsecured debt securities issued by a single issuer, you will not have the benefits of diversification offered by money market mutual funds or other investment companies. The Notes are not subject to regulation under the Investment Company Act of 1940, as amended. Consequently, you will not have the benefit of federal laws and regulation designed to help maintain liquidity and a stable price and set standards for credit quality, diversification and for maturity of individual securities and the overall portfolio.

CFC Is Not a Bank, and Investments In the Notes Are Not Insured by the Federal Deposit Insurance Corporation or Any Other Governmental or Non-Governmental Source. CFC is not a bank and an investment in the Notes does not create a bank account or depositor relationship between you and CFC. The Notes are not equivalent to a deposit or other bank account and are not subject to the protection of the Federal Deposit Insurance Corporation regulation or any other insurance. Only CFC is obligated to pay the principal of and interest on the Notes, and only its otherwise unencumbered assets are available for this purpose. If CFC’s otherwise unencumbered assets are insufficient to pay the principal of and interest on the Notes, you could lose some or all of your investment. No governmental or non-governmental source guarantees return of your investment in the event of a failure of CFC to repay your investment.

The Notes Are Not Transferable. You cannot transfer your investment in the Notes to someone else. As a result, no secondary market for the Notes currently exists or will ever exist, and, consequently, there is no public market valuation of the Notes to assist investors in evaluating the Notes or their yield. You may redeem your investment in the Notes at any time in whole or in part as described in this Prospectus. Same-day redemption is permitted only if CFC receives notice of redemption by 11:00 a.m. Eastern time.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Notes covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the Notes. You may refer to the registration statement and exhibits for more information about the Notes. The registration statement and exhibits are available through the SEC’s Public Reference Room or website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed separately with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the termination of the offering of the Notes:

•	Annual Report on Form 10-K for the year ended May 31, 2018 (filed July 31, 2018);

•	Quarterly Reports on Form 10-Q for the quarters ended August 31, 2018 (filed October 10, 2018), and November 30, 2018 (filed January 11, 2019); and

•	Current Reports on Form 8-K, dated June 12, 2018 (filed June 12, 2018), October 24, 2018 (filed October 31, 2018), November 15, 2018 (filed November 19, 2018), November 28, 2018 (filed November 29, 2018), December 17, 2018 (filed December 21, 2018), January 28, 2019 (filed January 31 2019) and March 11, 2019 (filed March 13, 2019).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with the SEC rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost, (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into the registration statement, unless we have incorporated that exhibit by reference into this registration statement) a copy of these filings by writing to or telephoning us at the following address:

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, VA 20166

(703) 467-1800

Attention: J. Andrew Don, Senior Vice President and Chief Financial Officer

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These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” within the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt- to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward- looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, technological changes within the rural electric utility industry, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

THE COMPANY

CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission (“power supply”) systems and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member owned cooperative, CFC’s objective is not to maximize profit, but rather to offer its members cost-based financial products and services consistent with sound financial management. CFC annually allocates its net earnings, which consists of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. As a Section 501(c)(4) tax- exempt, member-owned cooperative, CFC cannot issue equity securities. CFC funds its activities primarily through a combination of publicly and privately held debt securities and member investments. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.

For financial statement purposes, CFC’s results of operations and financial condition are consolidated with and include National Cooperative Services Corporation (“NCSC”), Rural Telephone Finance Cooperative (“RTFC”) and subsidiaries created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy.

NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, government or quasi-government entities which own electric utility systems that meet the Rural Electrification Act definition of “rural,” and the for-profit and nonprofit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. As of November 30, 2018, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual

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basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.

RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its net income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.

At November 30, 2018, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, RTFC and NCSC, our consolidated membership totaled 1,449 members and 215 associates. Our consolidated members include 841 electric distribution systems, 67 power supply systems, 477 telecommunication members, 63 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states, the District of Columbia and two U.S. territories.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Notes will be added to the general funds of CFC, which will be used to make loans to members, refinance existing debt and for other corporate purposes. CFC expects to incur additional indebtedness from time to time, the amount and terms of which will depend upon the volume of its business, general market conditions and other factors.

DESCRIPTION OF CFC DAILY LIQUIDITY PROGRAM

Any member of CFC, NCSC or RTFC and certain qualified organizations affiliated with a CFC, NCSC or RTFC member that are eligible to purchase CFC member commercial paper are eligible to invest in Notes. Rights of participants under CFCs Daily Liquidity Program, the limitations on those rights, and the provisions of the Daily Liquidity Program are described in the next few pages.

All purchases under the Daily Liquidity Program will be evidenced under a master note. Confirmations of purchases will be issued to each participant upon purchase. The principal amount of the purchase, plus interest accrued and unpaid thereon, is recorded on a register maintained by CFC as the participant’s program account. Current account information can be obtained by calling 1-800-424-2955 or writing to National Rural Utilities Cooperative Finance Corporation, 20701 Cooperative Way, Dulles, Virginia 20166-6691, Attention: Financial Risk Management.

The Daily Liquidity Program is not equivalent to a bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or other insurance. Since all funds under the Daily Liquidity Program will be received by CFC, participants will not have the advantage of diversification offered by money market funds and will not have the protection provided by the Investment Company Act of 1940, as amended. The deposits are not and will not be listed on any securities exchange and there is no secondary market for them.

Interest Rate Information

The interest rate on the Notes will be set by CFC on a daily basis. When the interest rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate. Interest will be calculated on a 365-day year. Information on

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current interest rates can be obtained by calling CFC’s Member Center at 1-800-424-2955 or through CFC’s website at http://www.nrucfc.coop. Interest on an account will accrue on a daily basis. Interest will be automatically credited to the account monthly, on the second business day following the end of the month. Participants cannot elect to have interest paid to them monthly. However, amounts may be withdrawn from the account at any time subject to the $50,000 minimum described below. Interest earned for any given past period under the Daily Liquidity Program is not an indication or representation of future results.

For purposes of the Daily Liquidity Program, a “business day” is a day on which both the Federal Reserve Bank of New York and CFC are open for business.

Program Enrollment

CFC, NCSC and RTFC members and certain qualified organizations affiliated with a CFC, NCSC or RTFC member that are eligible to purchase member commercial paper who are currently enrolled as participants in CFC’s commercial paper program are automatically enrolled to participate in the Daily Liquidity Program. Members and qualified organizations who are not already established as CFC member commercial paper investors may register to participate in the Daily Liquidity Program by completing a “CFC Investor Background Data” form. This form may be obtained by contacting the CFC Member Center at 1-800-424-2955.

How to Make a Purchase

The aggregate principal amount of Notes outstanding under the Daily Liquidity Program at any one time shall not exceed $3 billion. Subject to this restriction, purchases under the Daily Liquidity Program may be made at any time, without charge, by wire transfer or by such other means as CFC shall from time to time determine. The minimum initial amount which participants may purchase under the Daily Liquidity Program is $50,000. The minimum amount for subsequent purchases is $50,000. A minimum balance of $50,000 must be maintained in each program account at all times. All purchases must be made in U.S. dollars. Program accounts may be opened only by CFC member or affiliate entities. Attempts to make a purchase through methods not authorized by CFC are not permitted.

The wire transfer routing code for CFC’s Daily Liquidity Program account and other instructions will be provided to participants. Funds received and accepted by CFC on a business day prior to 5:00 pm Eastern time will be credited to the participant’s account on that day. Funds received and accepted after 5:00 pm Eastern time on a business day are credited to the participant’s account on the next business day. Interest will begin to accrue on the business day the purchase is credited to the participant’s account. CFC is not responsible for delays in the transfer and wiring of funds.

How to Make Withdrawals/Liquidations

A participant may make a withdrawal at any time, without fees or penalties, subject to a $50,000 minimum. A participant may liquidate its account at any time, without fees or penalties. Requests for withdrawals by wire transfer may be initiated by telephoning the CFC Member Center (1-800-424-2955) or making an on-line request in accordance with instructions from CFC. Requests for account liquidation by wire transfer shall be made as set forth below under “Withdrawals/Liquidation by Wire Transfer.” Participants liquidating their holdings and closing their program account will receive all accrued and unpaid interest.

Withdrawals/Liquidations by Wire Transfer

Participants may arrange to have withdrawal or liquidation proceeds of $50,000 or more wire transferred to a pre- designated bank account. If the withdrawal or liquidation request, in proper form, is received by CFC before 11:00 a.m. Eastern Time on a business day, proceeds will normally be wired to the pre-designated bank account on that business day. Withdrawal or liquidation proceeds will normally be wired to the pre-designated bank account on the next business day if the withdrawal or liquidation request, in proper form, was received by CFC after 11:00 a.m. Eastern Time. Interest accrues to, but does not include, the business day the proceeds are wired.

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Withdrawal or liquidation instructions must include the name of the program (CFC Daily Liquidity Program), the participant’s name, the participant’s alphanumeric ID number for the program, the routing code of the pre-designated bank, and the participant’s account number at the pre-designated bank. Withdrawal or liquidation instructions may be given by telephoning the CFC Member Center at 1-800-424-2955. The pre-designated bank may be changed only on written request to CFC by an authorized officer. CFC is not responsible for delays resulting in problems in the Federal Reserve Fedwire Funds Service system or problems with the funds transfer systems of member banks. CFC will not be responsible for the authenticity of withdrawal or liquidation instructions. Withdrawals or liquidations will be sent to a pre-designated account at a bank that is a member of the Federal Reserve Fedwire Funds Service system, or to a correspondent bank of the pre-designated bank if the pre-designated bank is not a member of the Federal Reserve Fedwire Funds Service system. If the correspondent bank fails to notify the pre-designated bank immediately, there may be a delay in crediting the funds to the pre-designated bank account. The procedures permitting withdrawals or liquidations by wire may be modified, terminated, or suspended at any time by CFC.

The Indenture

The Notes will be issued under an indenture dated as of May 15, 2000, as supplemented on March 12, 2007, between CFC and U.S. Bank National Association, as successor Trustee (the “Indenture”). Statements herein relating to the Daily Liquidity Program are qualified in their entirety by reference to the Indenture incorporated by reference as exhibits to this Registration Statement.

Optional Redemptions by CFC

The Indenture provides that the Notes are subject to partial or full redemption at any time at the option of CFC. Notice of redemption will be given by CFC to holders at least 30 days, but not more than 90 days, prior to the redemption date. The full or partial redemption of the Notes, plus accrued and unpaid interest thereon to the redemption date, will be paid by wire transfer to participants whose Notes are being redeemed.

Merger, Consolidation and Sale of Assets

The Indenture provides that CFC will not merge or consolidate with another corporation or transfer its assets substantially as an entity to any person unless:

•	the successor is a corporation organized under the laws of any domestic jurisdiction,

•	the successor corporation assumes CFC’s obligations under the indenture and the Notes issued under the indenture,

•	immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing, and

•	CFC shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such a transaction, such supplemental indenture complies with the Indenture and all conditions precedent relating to such transaction have been complied with.

Events of Default

The following events are defined in the Indenture as “events of default”:

•	CFC’s failure to pay all or any part of the principal or interest when due and such failure to pay continues for 20 days,

•	CFC’s failure to perform or observe any other covenants or agreements in the indenture or the daily liquidity program for 90 days after notice, and

•	events of bankruptcy, insolvency or reorganization of CFC.

If an event of default occurs and is continuing, then the trustee or the holders of not less than 50% in aggregate

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principal amount of outstanding Notes may declare all of the Notes due and payable immediately.

The Indenture provides that the trustee shall, within 90 days after the occurrence of an event of default, give notice of all uncured defaults known to it (the term default to include the events specified above without grace periods). However, except in the case of default in the payment of principal or interest on any of the Notes, the trustee may withhold such notice if it in good faith determines that the withholding of notice is in the interests of the Noteholders.

CFC is required to furnish to the trustee annually a statement of officers of CFC stating whether or not to their knowledge CFC is in default in the performance of the terms of the Indenture and, if CFC is in default, specifying each such default.

The holders of a majority in aggregate principal amount of all outstanding Notes have the right to waive certain defaults and, subject to limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If an event of default occurs, the trustee must exercise those rights and powers, and use the degree of care and skill in their exercise, that a prudent person would exercise or use in the conduct of his or her own affairs, but otherwise need only perform the duties specifically set forth in the indenture. The trustee is under no obligation to exercise any of its rights or powers at the request of the Noteholders unless they have offered to the trustee reasonable security or indemnity.

Modification of the Indenture

Under the Indenture, CFC’s rights and obligations and the rights and obligations of the holders may be modified by CFC with the consent of the holders of at least a majority in principal amount of the Notes then outstanding. No such modifications may be made without the consent of the holders of all Notes then outstanding which would:

•	diminish the principal amount of any Note, or accrued and unpaid interest thereon, or

•	reduce the stated percentage of Notes, the consent of the holders of which is required to modify or alter the Indenture.

Concerning the Trustee

U.S. Bank National Association, the trustee under the Indenture, has from time to time agreed to make loans to CFC and has performed other services for CFC in the normal course of its business.

Termination, Suspension or Modification of Program

CFC expects that the Daily Liquidity Program will continue for the foreseeable future, but reserves the right at any time to terminate, suspend or modify the Daily Liquidity Program in part or in its entirety. CFC may, in its discretion, temporarily suspend the acceptance of new balances without the suspension constituting a suspension or termination of the Daily Liquidity Program. Any modification that affects the rights or duties of the trustee may be made only with the consent of the trustee. No termination, modification or suspension may affect the right of a member to redeem amounts credited to the account or diminish the amounts credited thereto as of the effective date of the action.

Rights Not Transferable

No right or interest in or to a Note is assignable or transferable and no attempted assignment or transfer will be effective.

PLAN OF DISTRIBUTION

The Notes are being offered on a continuous basis for sale by CFC directly on its behalf and no commissions will be paid. CFC may from time to time designate offered agents in certain jurisdictions through whom Notes may be offered. These agents will receive no commissions but may be reimbursed for expenses incurred in connection with their efforts. CFC reserves the right to withdraw, cancel or modify the offer to purchase Notes at any time. CFC has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

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LEGAL OPINIONS

The validity of the Notes offered hereby will be passed upon for CFC by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2018 and 2017, and for each of the years in the three-year period ended May 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

Registration statement filing fee	$—
Legal fees and expenses	30,000
Accountants’ fees	15,000
Blue sky fees and expenses	10,000
Fees of trustee	10,000
Total	$65,000

Item 15. Indemnification of Directors and Officers.

The bylaws of CFC provide for indemnification of all CFC directors, officers and employees to the fullest extent authorized by law, as the law exists or may change (to the extent such changes broaden the indemnification rights of indemnitees).

Section 29-306.51 of the District of Columbia Business Organizations Code (the “Business Organizations Code”) provides that a corporation may indemnify a director if the director:

“(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director’s conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.”

Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:

“(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.”

Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

An officer who is not a director shall be entitled to mandatory indemnification under the Business Organizations Code and may apply to the Superior Court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under the applicable provisions of the Business Organizations Code.

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Item 16. Exhibits.

Exhibit No.	Description

Exhibit 4.1	Form of Indenture dated as of May 15, 2000 between CFC and Bank One Trust Company, National Association, as Trustee. Incorporated by reference to Exhibit 4.1 to CFC’s Registration Statement on Form S-3 filed on May 25, 2000 (Registration Statement No. 333-37940).

Exhibit 4.2	First Supplemental Indenture dated as of March 12, 2007 by and among CFC, U.S. Bank National Association, as Successor Trustee, and The Bank of New York Trust Company, N.A., as Resigning Trustee. Incorporated by reference to Exhibit 4.2 to CFC’s Registration Statement on Form S-3 filed on April 19, 2007 (Registration Statement No. 333-142230).

Exhibit 4.3	Form of Variable Denomination Floating Rate Demand Note. Incorporated by reference to Exhibit 4.3 to CFC’s Registration Statement on Form S-3 filed on April 19, 2007 (Registration Statement No. 333-142230).

Exhibit 5.1	Opinion of Hogan Lovells US LLP, as to the legality of the Notes.

Exhibit 23.1	Consent of KPMG LLP.

Exhibit 23.3	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1).

Exhibit 24.1	Powers of Attorney (included in signature pages of this Registration Statement).

Exhibit 25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Successor Trustee.

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Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CFC pursuant to the provisions described under Item 15 above, or otherwise, CFC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CFC of expenses incurred or paid by a director, officer or controlling person of CFC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CFC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on the 28th day of March 2019.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

/s/ Sheldon C. Petersen
By:	Sheldon C. Petersen Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose original signature appears below hereby authorize each of Sheldon C. Petersen, J. Andrew Don and Roberta B. Aronson (the “Agents”) to file one or more amendments (including post- effective amendments) to the registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 28, 2019.

Signature	Title

/s/ Sheldon C. Petersen
Sheldon C. Petersen	Chief Executive Officer

/s/ J. Andrew Don
J. Andrew Don	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert E. Geier
Robert E. Geier	Vice President and Controller (Principal Accounting Officer)

/s/ Kent D. Farmer
Kent D. Farmer	President and Director

/s/ Dean R. Tesch
Dean R. Tesch	Vice President and Director

/s/ Alan W. Wattles
Alan W. Wattles	Secretary-Treasurer and Director

/s/ Thomas A. Bailey
Thomas A. Bailey	Director

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Signature	Title

/s/ Robert Brockman
Robert Brockman	Director

/s/ Chris D. Christensen
Chris D. Christensen	Director

/s/ David E. Felkel
David E. Felkel	Director

/s/ Dennis Fulk
Dennis Fulk	Director

/s/ Barbara E. Hampton
Barbara E. Hampton	Director

/s/ Doyle Jay Hanson
Doyle Jay Hanson	Director

/s/ Thomas L. Hayes
Thomas L. Hayes	Director

/s/ Bradley P. Janorschke
Bradley P. Janorschke	Director

/s/ Jimmy A. Lafoy
Jimmy A. LaFoy	Director

/s/ G. Anthony Norton
G. Anthony Norton	Director

/s/ Debra L. Robinson
Debra L. Robinson	Director

/s/ Timothy Rodriguez
Timothy Rodriguez	Director

/s/ Bradley J. Schardin
Bradley J. Schardin	Director

/s/ Marsha L. Thompson
Marsha L. Thompson	Director

/s/ Stephen C. Vail
Stephen C. Vail	Director

/s/ Bruce A. Vitosh
Bruce A. Vitosh	Director

/s/ Todd P. Ware
Todd P. Ware	Director

/s/ Gregory D. Williams
Gregory D. Williams	Director

/s/ Curtis Wynn
Curtin Wynn	Director

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